Exhibit 10.1

LETTER AGREEMENT TO THE PROMISSORY NOTE

This Letter Agreement to Promissory Note, dated as of July 29, 2025 (this “Letter Agreement”), is entered into by DT Cloud Star Acquisition Corporation, an exempted company incorporated in the Cayman Island (the “Company”), and DT Cloud Star Management Limited (the “Sponsor”).

WHEREAS, the Company issued a promissory note (the “Note”) to the Sponsor dated as of October 28, 2024, pursuant to which the Company may borrow up to $300,000 from the Sponsor, with the principal amount repayable on the date on which the Company consummates an initial business combination. Capitalized terms used in this Letter Agreement but not defined herein shall have the same meaning as in the Note.

WHEREAS, as of the date of this Letter Agreement, the total amount borrowed by the Company under the Note is nil.

WHEREAS, the Company and the Sponsor desire to terminate the Note.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Principal Payment Date of Promissory Notes. The Company and the Sponsor hereby confirm that the outstanding amount borrowed by the Company pursuant to the Note is nil as of the date of this Letter Agreement. The Company and the Sponsor hereby agree to terminate the Note.

2. Trust Account Waiver. Notwithstanding with the foregoing, the Sponsors hereby waive any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the IPO conducted by the Company and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever.

3. Governing Law. This Letter Agreement and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

4. Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Letter Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Letter Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Letter Agreement or the subject matter hereof may not be enforced in or by such court.

5. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

6. Counterpart. This Letter Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7. Amendment. This Letter Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the Lenders and the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first written above.

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Sam Zheng Sun
Name:	Sam Zheng Sun
Title:	Chief Executive Officer

DT Cloud Star Management Limited

By:	/s/ Guojian Chen
Name:	Guojian Chen
Title:	Director